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                                  Exhibit List

    Exhibit No.             Description of Documents


         4.1 Raytheon Company Restated Certificate of Incorporation, as amended through September 27, 1995, heretofore filed as an exhibit to Raytheon's Form 10-Q for the quarter ended October 1, 1995, is hereby incorporated by reference.

         4.2 Raytheon Company Amended and Restated By-Laws, heretofore filed as an exhibit to Raytheon's Form 10-Q for the quarter ended October 1, 1995, are hereby incorporated by reference.

         4.3 Plan for granting stock options in substitution for stock options granted by Texas Instruments Incorporated.

         5.1 Opinion of John W. Kapples, Esq. as to the legality of the securities being registered.

         23.1   Consent of John W. Kapples, Esq. (included in Exhibit 5.1).

         23.2   Consent of Coopers & Lybrand L.L.P.

         24.1 Power of Attorney (included on the signature pages of the Registration Statement).